United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 10

GENERAL REGISTRATION FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Ford – Spoleti Holdings Inc.

(Exact name of registrant as specified in its charter)

NEVADA	201144153
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

248 Route 25A, East Setauket, New York 11733

(Address of principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code	(631) 246-8184

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be registered	each class is to be registered

None	NA
_____________________________	_______________________

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.001 per share
Title of Class

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, “non-accelerated filer”, and “smaller reporting company is Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer	☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)

Smaller reporting company ☒

Item 1. Business.

FORWARD LOOKING STATEMENT INFORMATION

Certain statements made in this Registration Statement on Form 10 are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, technological developments related to the real estate market and related activities, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein particularly in view of the current state of our operations, the inclusion of such information should not be regarded as a statement by us or any other person that our objectives and plans will be achieved. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the factors set forth herein under the headings “Business,” “Risk Factors” and “Plan of Operations.”

General

We were organized under the laws of the State of Nevada in April 2004. In April 2004 we also formed our wholly owned subsidiary, Spoleti Development, LLC, a New York LLC. We are engaged in acquiring, developing, operating and selling real estate on Long Island, in New York State. We acquired our first property a 20,000 square foot office building in April 2005.  We renovated the building, filed for its use as a medical office rather than a light industrial building and began rental operations in 2006. The building was acquired for $2,520,000. In 2005 we transferred an aggregate of 60% of the ownership of the building to an unrelated party for an aggregate of $904,177 of which $200,00 was received by us and the balance was contributed to the joint venture operating the building. We retained a 40% interest in the joint venture that operated the building. The building is located at 140 North Belle Mead Road, Setauket, New York remodeled the building to be an office building. There are currently two tenants and the building is approximately 60% occupied. In 2007 we sold our interest remaining in 140 North Belle Mead Road, Setauket, New York to our partner at a loss of approximately $(160,810) but received a $250,000 cash payment at the time of the sale and are entitled to an additional payment of $450,000 (for a total of $725,00) which we anticipate receiving during the 2008 calendar year. After selling our interest in 140 North Belle Mead Road, we executed a purchase contract for a second parcel of land, 125 Second Avenue, Bay Shore, New York. The purchase price is $1,250,000 and we will own the property without any partners. 125 Second Avenue, Bay Shore, New York is zoned for residential use and consists of three building lots , one of which currently has a house on it and totals approximately 1.5 acres. Management believes that the existing house can be upgraded for approximately $30,000 and thereafter be sold for net proceeds of $600,000 to $650,000. We intend act as project manager and use subcontractors to complete houses of approximately 1800 square feet on the other two building lots. Management estimates that the cost of completing each house will be approximately $220,000. This cost estimate is based on a $120 per square foot building cost in the area which has been cited to management by various contractors. We believe we can complete the project of acquiring the 125 Second Avenue property, building two additional houses and selling them within a year. Our plan would be to also sell the two houses that we will build for approximately $600,000 to $650,000. If we are successful in implementing our development as planned the project will be profitable. However, construction projects frequently encounter delays. Also costs of construction are estimates and our ability to sell houses at the prices we project in our uncertain economic times cannot be assured. The closing under the contract for 125 Second Avenue is dependant upon our obtaining financing for the project. The contract for the purchase of 125 Second Avenue provided for a closing on May 31, 2008 and we have obtained an extension through July 31, 2008. If we require a further extension to obtain financing, such extension will be at the discretion of the seller of the property. We believe that we can obtain financing for approximately 80% of both our acquisition costs of the property and our construction costs. While our belief that we can obtain financing at these ratios is consistent with financing generally afforded in the real estate industry in our region, we do not have any financing commitments and can not give any assurance that we will obtain financing on acceptable terms. Upon completion or prior to the completion of the 125 Second Avenue project, we will seek other properties to develop as residential or commercial properties.

We are filing this registration statement of Form 10 because we believe that it will be beneficial for our shareholders if our common shares, which are currently traded on the pink sheets, can be included in the Over the Counter Bulletin Board (“OTCBB”). A company’s stock’s registration under the Exchange Act of 1934, as amended, is a precondition to trading on the OTCBB. After the registration process is complete, we intend to request that a broker-dealer apply for the inclusion of our stock on the OTCBB. We can not give any assurance that we will be able to complete the registration process. We can not give any assurance that a broker-dealer will agree to apply for the inclusion of include on the OTCBB or that the Financial Industry Regulatory Authority (“FINRA”) which passes on such applications will approve the application for inclusion of our stock. Furthermore, even if our stock is included on the OTCBB, we may not be able to raise any additional funding as a result and our shareholders may not realize any benefit in the price of their stock or in its liquidity.

Government Regulation

As we begin hiring subcontractors to construct the additional houses on our property, we will be required to obtain building permits and otherwise comply with zoning and other laws including those regulating the environment. While these compliance requirements will add to the costs of our project, they have been included in the estimated costs we have given, are also incurred by our competitors, and are not considered by management to be an undue burden to our proposed operations.

Employees

We do not currently have any employees and our operations, including the proposed 125 Second Avenue project, are of a scope and size that we do not believe that we will require full time employees. Our officer currently serves us on a part time basis and we anticipate that this will continue for the foreseeable future.

Competition

The residential housing development industry, which we have recently entered, is a large industry with large publicly held participants such as Toll Brothers and Hovanian that have significantly greater resources than we do and hundreds if not thousand regional and smaller developers. We will compete with all industry participants, and to some extent other industries, for properties to build houses on, for contractors to build our houses, and for customers when we sell our houses. We do not have any particular advantages in any regard against our competitors but will compete by relying on our acumen in selecting properties to develop, the general availability of subcontractors and our knowledge, direct or indirect, regarding their competence as well as our ability to produce attractive competitively priced houses.

ITEM 1A Risk Factors.

Risks Related to Our Business

We have a history of operating losses and our independent auditors have included a “going concern” qualification in their report on our financial statements. During our year ended April 30, 2007 and April 30, 2006, we incurred a Net Loss of ($709,398) and ($483,342), respectively. Accordingly, we received a report on our financial statements for those periods from our independent registered public accounting firm that includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern due to our continuing losses. We can offer no assurance that the actions we plan to take to address these conditions will be successful. Inclusion of a “going concern qualification” in the report of our independent accountants may have a negative impact on our ability to obtain financing and may adversely impact our stock price in any market that may develop.

We acquired  the 140 North Belle Meade property in 2005 with the intent to upgrade the property to be modern office space, lease the same and sell the property at a profit. We had difficulty leasing the space in the property and took on a partner who became a 60% owner in early 2005 and now has a contract to buy our interest in the building from us. We were unable to fully lease the property while we owned it. During much of the period less than 20% of the square footage was leased. While an additional tenant was obtained in 2008 and approximately 60% of the property was leased, we were only able to dispose of our interest in that property at a loss of approximately $(160,810). Our difficulties in developing the 140 North Bell Mead property may cast doubt upon our ability to be a successful real property developer.

Our president/CEO serves us on a part time basis and conflicts may arise. Ms Ford-Spoleti devotes only a small portion of her time to our operations. Since she also has other outside commitments, it is inevitable that conflicts will arise in her allocation of time and effort. While she will seek to give us sufficient time to allow us to operate on a basis that is beneficial to our shareholders, this goal may not be accomplished and our operating results may be negatively impacted by the unavailability of our key personnel at critical times.

The ability of our president to control our business will limit minority shareholders' ability to influence corporate affairs. Our president, Ann Ford Spoleti, owns, directly or indirectly, shares that are convertible into and vote as 20,000,000 shares or approximately 38.9% of our 51,475,000 issued and outstanding shares and share equivalents. Because of her stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because she may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

If we do not receive additional financing we will not become operational. We anticipate receiving approximately $1,320,000 in acquisition and construction financing to enable us to complete the 125 Second Avenue project. Our management believes that it will be able to raise funds for us and their ability to do so will be enhanced by our becoming a reporting company subject to the requirements of the Exchange Act and traded on the Over the Counter Bulletin Board (“OTCBB”). However, we cannot be certain that we will accomplish these goals or that, even if we do, that additional funds will be raised. No one has committed to invest or lend to us the money we need to complete the 125 Second Avenue project. If we cannot raise or borrow required financing, we will eventually be required to abandon our plans and, unless we can find a suitable acquisition or merger partner our shareholders will lose their investment. We have not located any suitable potential merger partner because we intend to proceed with our business.

The real estate industry is cyclical and subject to general pressures related to general economic conditions. We are currently engaged in the residential real estate development business. Our industry has been adversely affected by economic events over which we will have no control. Economic problems in the sub-prime residential mortgage market have adversely affected the housing industry generally. Even if we are successful financing our operations and building houses on the 125 Second Avenue project, we may be unable to sell the houses at prices, which allow us to be profitable, or at any price. As a result we may not be able to repay our financing and our business may fail causing our stockholders to lose all of heir investment.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending December 31, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We may not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our internal control testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

We have not conducted market studies.We have not conducted any market studies to determine whether our residential real estate development operations will fill an actual need or would be accepted in the market and, if it would be accepted, at what price point.

We are relying on the general expertise of our management to build houses on speculation in a difficult market and this may prove to be an unwise venture to undertake.

Risks Related to Our Common Stock

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.Although our stock has been approved for inclusion on the pink sheets under the symbol “FSPL”, we have requested that the market maker not submit any trades in our stock and there has been no trading in our stock. Accordingly, there is currently no public market whatsoever for our securities. We have not obtained a market maker to file an application with the FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the FINRA commencing upon the completion of the Form 10 registration process. There can be no assurance as to whether such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. See "Plan of Distribution" subsection entitled "Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions."

Our board of directors is authorized to issue shares of preferred stock, which may have rights and preferences detrimental to the rights of the holders of our common shares. We are authorized to issue up to 10,000,000 shares of preferred stock, $0.001 par value. As of the date of this registration statement, we have issued shares of 2,000,000 shares of Class B preferred stock. Our previously issued Series A Preferred Stock has been exchanged for common stock and is available for re-issuance. Accordingly, we have 8,000,000 shares of un-issued preferred stock potentially available for issuance. Our preferred stock may bear such rights and preferences, including dividend and liquidation preferences, as the Board of Directors may fix and determine from time to time. Any such preferences may operate to the detriment of the rights of the holders of the common stock being offered hereby.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors. Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is are likely to materially reduce the market and price for our shares, if such a market ever develops.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions that are likely to create a lack of liquidity and make trading difficult or impossible. Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•          that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

We do not intend to pay dividends on our common stock. We have not paid any dividends on our common stock to date and there are no plans for paying dividends on the common stock in the foreseeable future. We intend to retain earnings, if any, to provide funds for the implementation of our business plan. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which the Board of Directors determines can be allocated to dividends.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount. All of the outstanding shares of our common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell their shares. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any trading market that may develop may be restricted by virtue of state securities "Blue Sky" laws to the extent they prohibit trading absent compliance with individualstate laws. These restrictions may make it difficult or impossible to sell shares in those states. There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders.

Accordingly, investors should consider the secondary market for our securities to be a limited one. See also "Plan of Distribution-State Securities-Blue Sky Laws."

Item 2. Financial Information

See Financial Information starting on page F-1.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors discussed in “Factors That May Affect Future Results and Financial Condition.”

OVERVIEW

We consider ourselves to be in a developmental stage in that our prior operations were discontinued by virtue of our sale of our interest in the 140 North Belle Meade property and our initiation of a new project. Implementing our planned business operation is dependant on the effectiveness of this registration statement and our ability to raise between the required financing of approximately $1,320,000 for the 125 Second Avenue project.

We will seek financing of approximately $1,000,000 in connection with the acquisition of the 125 Second Avenue property and approximately $320,000 in construction loans. To the extent we are able to quickly upgrade and sell the existing house, we may be able to reduce our needs for financing. In addition, if our stock is included on the OTCBB, we believe that our ability to meet our financing needs through the sale of stock in private placement transactions might be enhanced. In any event there is substantial uncertainty with respect to our ability to meet our financial and liquidity needs. The contract for the purchase of 125 Second Avenue has been amended to provide for a July 31, 2008 closing. However, we will not be able to close on such date unless we receive financing and if we do not, then we will be required to request a further extension of the closing date from the seller which may not be granted or to terminate the contract.

INFLATION

Inflation can be expected to have an impact on our operating costs. A prolonged period of inflation could cause a general economic downturn and negatively impact our results. However, the effect of inflation has been minimal over the past three years.

SEASONALITY

We believe that our business will be seasonal in that construction activity can be limited by winter weather and home sales decrease during winter months.

Item 3. Properties.

We currently operate out of space within the residence of our president Ann T. Ford-Spoleti without any cost to us. We maintain a mailing address at 248 Route 25A, East Setauket, New York 11733 at nominal cost. Our property under development as part of the 125 Second Avenue project, consisting of approximately 1.5 acres is more fully described under Item 1 Business.

ITEM 4. Security Ownership of Certain Beneficial Owners and Management.

The information in the following table sets forth the beneficial ownership of our shares of common stock as of July 9, 2008 by: (i) each of the three highest paid persons who are our officers and directors (or in the alternative, each officer and director); (ii) all officers and directors as a group; (iii) each shareholder who beneficially owns more than 5% of any class of our securities, including those shares subject to outstanding options.

Name and address	Amount owned	Percent of class
of owner(1)

Ann T. Ford Spoleti	20,000,000(2)	38.9%

Peter Spoleti	9,000,000(3)	17.5%

Serendipitous Miracles, LLC	9,000,000 (4)	17.5%

Sam Manicozzi	50,000	*

All officers and directors
as a group (2 persons)	20,05000,0500(2)	39.0%

* Less than 0.1%

(1)	The address of all of these persons is 248 Route 25A, East Setauket, New York 11733.
(2)

Includes 1,100 shares of Class B Stock Held by Mrs. Ford-Spoleti and 9,000,000 shares of Class B Stock held by Serendipitous Miracles, LLC. Mrs. Ford-Spoleti and her husband, Peter Spoleti, are the managers and sole equity holders of Serendipitous Miracles, LLC.

(3)	Represents 9,000000 Class B Shares held by Serendipitous Miracles, LLC. Mrs. Ford-Spoleti and her husband, Peter Spoleti, are the managers and sole equity holders of Serendipitous Miracles, LLC.
(4)	Represents 9,000,000 Class B Shares. Mrs. Ford-Spoleti and her husband, Peter Spoleti, are the managers and sole equity holders of Serendipitous Miracles, LLC.

ITEM 5. Directors and Executive Officers.

Our directors and officers are as follows:

Name	Age	Position(s)

Ann T. Ford-Spoleti	44	President, Chief Executive Officer and a Director

Sam Manicozzi	71	Director

Term and Family Relationships

Our directors currently have terms which will end at our next annual meeting of the stockholders or until successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Business Experience

Ann T Ford Spoleti, was elected president and a director upon our organization in 2004. For more than ten years she has been the CEO of Phoenix Business Resources, a management consultant company. From 1989 to 1999 she was COO of Interactive Property Management, a real estate management firm in Melville, New York with approximately 10 employees. She holds an associate’s degree from Suffolk Community College.

Sam Manicozzi, was elected a director upon our organization in 2004. Mr. Manicozzi is the president and founder of Pamco Industries, a commercial builder in Long Island, New York. He has held this position for more than the last five years.

We have determined that due to our early stage of development and our small size, the present adoption of a code of ethics is not appropriate. If we grow we will adopt a suitable code of ethics.

Item 6. Executive Compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash annual remuneration of each of the three highest paid persons who are officers or directors as a group during our last fiscal year:

Name of individual or identity of group	Capacities in which remuneration was received	Salary	Bonus	Stock Awards	All Other Compensation	Aggregate remuneration
Ann T Ford-Spoleti	CEO	$0	$0	$0	$128,345 (1)	$0
Sam Manicozzi	Director	$0	$0	$0	$0	$0

(1) represents accrued, unpaid salary at the rate of $72,000 per annum since September 2005.

The Company has not paid any compensation in cash to its officer/ directors and does not intend to do so until such time as its capital resources are sufficient in the judgment of its Board of Directors. The Company has not paid and has no present plan to give any compensation other than cash. The Company does not have any Stock Option Plan or other equity compensation plans.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Upon our organization we issued 1,100,000 Class B Preferred Shares to Ann T. Ford-Spoleti for their par value of $0.001 per share or $1,100. Upon our organization we issued 9,000,000 Class B Shares Preferred to Serendipitous Miracles, LLC. Mrs. Ford-Spoleti and her husband, Peter Spoleti, are the managers and sole equity holders of Serendipitous Miracles, LLC. Upon our organization we issued 50,000 shares of common stock to Sam Manicozzi, a director, for $5. The prices paid represent the par value of the shares. Mrs. Ford-Spoleti. Phoenix Business Management, a company controlled by Mrs. Ford-Spoleti has performed consulting work for the company in connection with its real estate acquisitions and has been paid $120,000.

Mr. Manicozzi, by virtue of his limited equity interest in the Company, may be considered to be an independent director. Stockholders wishing to communicate with Mr. Manicozzi may write to him at the Company’s address.

Item 8. Legal Proceedings.

On April 28, 2008, an action entitled Eyal Waldman and Alla Waldman v. Ford Spoleti Holdings, Inc., Spoleti Development, LLC and Spoleti Development Corp. Index No 16135108 was filed in Supreme Court, Nassau County. The Company has not been served in this matter but has been advised of the initiation of the matter by plaintiffs’ counsel. The matter relates to a $50,000 indebtedness to plaintiff relating to their investment in the Company in 2005. The Company is seeking to resolve this matter on an amicable basis and believes that since the Company’s indebtedness to plaintiffs is reflected on its balance sheet the outcome of this matter will not have a material adverse effect on the Company.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

In November 2006, Spartan Securities Group Ltd. filed a Form 211 on our behalf and in February 2007 our common stock was approved for inclusion on the pink sheets quotation system maintained by the National Quotation Bureau. However, we requested that Spartan Securities Group Ltd not initiate quotations in our stock so that we could pursue the inclusion of our stock in the OTCBB. As a result there has been no market for and no trading activity in our common stock.

Our common stock is held by approximately 150 shareholders.

We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

Item 10. Recent Sales of Unregistered Securities.

No unregistered securities were sold by the registrant in the last three years.

Item 12. Description of Registrant’s Securities to be Registered.

The Company's authorized capital stock consists of 300,000,000 shares of common stock, $.001 par value per share and 10,000,000 shares of preferred stock, $.001 par value per share. As of April 30, 2008, there were 31,475,000 shares of common stock and common stock equivalents issued and outstanding, including 2,000,000 shares of Class B Common preferred stock and no shares of preferred stock were issued and outstanding.

COMMON STOCK

The holders of common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Company's board of directors with respect to any series of preferred stock, the holders of common stock possess all voting power. Our articles of incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of common stock are entitled to dividends, if any, as may be declared from time to time by our board of directors from funds available therefore and upon liquidation are entitled to receive pro rata all assets available for distribution to such holders. For a more complete discussion of our dividend policy, please see "Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters."

The holders of our common stock have no preemptive rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of Directors may designate and issue in the future.

PREFERRED STOCK

Our Articles of Incorporation vest our Board of Directors with authority to divide the authorized Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation in respect of, among other things: (a) the number of Preferred Shares to constitute such series and the distinctive designations thereof, (b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue, (c) whether Preferred Shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, (d) the liquidation preferences payable on Preferred Shares in the event of involuntary or voluntary liquidation, (e) sinking fund or other provisions, if any, for redemption or purchase of Preferred Shares, (f) the terms and conditions by which Preferred Shares may be converted, if the Preferred Shares of any series are issued with the privilege of conversion, and (g) voting rights, if any. As of the date of this Form 10, there are no Preferred Shares issued or outstanding. We currently have one class of preferred stock designated, Class B Preferred Stock. Class B Preferred Stock is identical in respects to the common stock and votes with the common stock, except that each share of Class B Preferred Stock is entitled to 10 votes on all matters and is to be treated as ten shares of common stock with respect to any dividends and distributions. All of the 2,000,000 shares of Class B Preferred Stock is held by our CEO and President and by an entity she controls thus giving her effective control of our affairs.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our common stock is Manhattan Transfer Register & Company, One West Street – Suite 3402, New York, New York 10004 Telephone (212) 425-2750.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Company's Articles of Incorporation and By-Laws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the Company's best interest. No officer or director may be indemnified, however, where the officer or director committed intentional misconduct, fraud, or an intentional violation of the law.

The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding the indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers and directors under Nevada law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by the Company's officer(s), director(s),or controlling person(s) in connection with the securities being registered, it will, unless in the opinion of the Company's legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court's decision.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Financial Statements beginning on Page F-1

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING ANDFINANCIAL DISCLOSURE

Not applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)

Audited financial statements for April 30, 2006 and 2007

Unaudited financial statements for January 31, 2008

(b) EXHIBIT
No. 3.1	Articles of Incorporation *
No. 3.2	Certificate of Designation - Class B Preferred Stock *
No. 3.3	Certificate of Correction to Articles of Incorporation clarifying par value is $0.001 **
No. 3.4	By - Laws *
No. 4.1	Form of Common Stock **
No. 4.2	Form of Class B Preferred Stock **
No. 10.1	Contract for purchase and contract for sale of interest in North Mead property *
No. 10.2	Contract for purchase of Second Street Property**
No. 10.3	Amendment to Contract for purchase of Second Street Property **

*Filed herewith

** To Be Filed By Amendment

FORD-SPOLETI HOLDINGS, INC.

APRIL 30, 2007 and 2006

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets at April 30, 2007 and 2006	F-3

Consolidated Statements of Operations for the Fiscal Years Ended
April 30, 2007 and 2006	F-4

Statement of Stockholders’ Deficit for the Fiscal Years Ended
April 30, 2007 and 2006	F-5

Consolidate Statements of Cash Flows for the Fiscal Years Ended April 30, 2007 and 2006	F-6

Notes to the Consolidated Financial Statements	F-7 to F-12

Unaudited Interim Financial Statements	F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ford-Spoleti Holdings, Inc.

East Setauket, New York

We have audited the accompanying consolidated balance sheets of Ford-Spoleti Holdings, Inc. as of April 30, 2007 and 2006 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the fiscal years ended April 30, 2007 and 2006. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ford-Spoleti Holdings, Inc., as of April 30, 2007 and the results of its operations and its cash flows for the fiscal years ended April 30, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Ford-Spoleti Holdings, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, Ford-Spoleti Holdings, Inc. has an accumulated deficit of $1,274,174 as of April 30, 2007 and had a net loss of $709,398 for the year ended April 30, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

June 12, 2008

FORD-SPOLETI HOLDINGS, INC.

Consolidated Balance Sheets

April 30, 2007 and 2006

ASSETS	2007	2006
CURRENT ASSETS:
Cash	$10,167	$4,830
Receivables	5,500	-
Due from related party	991	-
Total Current Assets	16,658	4,830

Other assets	50	4,395

Investment in joint venture	202,295	632,827
TOTAL ASSETS	$219,003	$642,052

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$468,256	$246,483
Notes payable	110,000	30,000
Notes payable - officer	525,147	400,000
Total Current Liabilities	1,103,403	676,483

Notes payable	-	50,000
Notes payable - officer	-	128,345
Minority interest	37,774	-
Total Liabilities	1,141,177	854,828

STOCKHOLDERS’ DEFICIT:
Preferred stock at $0.0001 par value; 10,000,000 shares authorized
Series A Preferred stock at $0.0001 par value; 2,000,000 shares designated; none issued or outstanding	-	-
Series B Convertible Preferred stock at $0.001 par value; 2,000,000 shares issued and outstanding	2,000	2,000
Common stock at $0.001 par value; 300,000,000 shares authorized; 31,450,000 shares issued and outstanding	31,450	31,450
Additional paid-in capital	318,828	318,828
Accumulated deficit	(1,274,174)	(564,776)
Less treasury stock, 278,420 shares at par	(278)	(278)
Total Stockholders’ Deficit	(922,174)	(212,776)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$219,003	$642,052

See accompanying notes to the consolidated financial statements.

FORD-SPOLETI HOLDINGS, INC.

Consolidated Statements of Operations

For the Fiscal Years Ended April 30, 2007 and 2006

	2007	2006
Operating expenses:
Officers’ compensation	$ 72,000	$ 72,000
Selling, general and administrative	119,268	34,542
Loss from operations	(191,268)	(106,542)

Other income (expense):
Interest expense, net	(74,924)	(45,698)
Equity in gain (loss) of joint venture	(450,032)	77,883
Loss on formation of joint venture	-	(408,985)
Total other income (expense)	(524,956)	(376,800)

Loss before minority interest	(716,224)	(483,342)

Minority interest	6,826	-

Net loss	$ (709,398)	$ (483,342)
Net loss per common share – basic and diluted	$ (0.02)	$ (0.02)

Weighted average number of common shares outstanding – basic and diluted	31,450,000	31,450,000

See accompanying notes to the consolidated financial statements.

FORD-SPOLETI HOLDINGS, INC.

Consolidated Statement of Stockholders’ Deficit

For the Fiscal Years Ended April 30, 2007 and 2006

	Class B Preferred Shares	Amount	Common Shares	Amount	Additional Paid-in Capital	Treasury Stock	Amount	Accumulated Deficit	Total
Balance, May 1, 2005	2,000,000	$ 2,000	31,450,000	$31,450	$318,828	278,420	$ (278)	$ (81,434)	$ 270,566

Net loss								(483,342)	(483,342)

Balance, April 30, 2006	2,000,000	2,000	31,450,000	31,450	318,828	278,420	(278)	(564,776)	(212,776)

Net loss								(709,398)	(709,398)

Balance, November 30, 2007	2,000,000	2,000	31,450,000	$31,450	$318,828	278,420	$ (278)	$(1,274,175)	$ (922,174)

See accompanying notes to the consolidated financial statements.

FORD-SPOLETI HOLDINGS, INC.

Consolidated Statements of Cash Flows

For the Fiscal Years Ended April 30, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (709,398)	$ (483,342)
Adjustments to reconcile net loss to net cash used in operating activities:
(Income) loss from joint venture	430,532	(77,883)
Loss on formation of joint venture	-	408,985
Minority interest in loss of joint venture	(6,826)
Changes in assets and liabilities:
Increase in receivables	(5,500)	-
Increase in due from related party	(991)	-
Decrease in other assets	4,345	1,441
Increase in accounts payable and accrued expenses	221,773	153,016
Decrease in unearned revenues	-	(24,750)
Decrease in rent security payable	-	(49,500)
Net Cash Used in Operating Activities	(66,065)	(72,033)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans from officer	11,791	20,143
Repayments to officer	(14,989)	(43,860)
Proceeds from loans	30,000	220,000
Repayments of loans	-	(180,000)
Receipt of bank loans	-	59,880
Minority interest	44,600	-
Net Cash Provided by Financing Activities	71,402	76,163

INCREASE IN CASH	5,337	4,130

CASH AT BEGINNING OF YEAR	4,830	700
CASH AT END OF YEAR	$ 10,167	$ 4,830

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest	$ 2,000	$ 4,000

See accompanying notes to the consolidated financial statements.

Ford-Spoleti Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

April 30, 2007 and 2006

Note 1 - ORGANIZATION AND OPERATIONS

Ford-Spoleti Holdings Inc. (“FSH”) was incorporated under the laws of the State of Nevada on April 12, 2004, for the purpose of among other things acquiring and renovating real estate property.

On March 19, 2004, Spoleti Development, LLC (SD) was incorporated under the laws of the State of New York. On April 12, 2004 SD became a 100% subsidiary of the Company.

Ford-Spoleti Holdings, Inc. entered into a co-ownership, joint venture and management agreement on October 20, 2005, with 140 Belle Mead LLC (LLC).

140 Belle Mead Joint Venture (“BMJV”) was formed by this agreement for the purpose of acquiring and renovating an office building located at 140 North Belle Mead Road, Setauket, New York (the “Property”). BMJV has a December 31, calendar year end.

In February, 2007, Ford-Spoleti Holdings, Inc. (“FSH”) entered into a joint venture agreement with Future Five Inc. (“FFI”) as co-owners and tenants in common and gave FFI a 5% interest in FSH’s interest in BMJV. The brother of the president of the Company owns 100% of FFI.

On February 6, 2007, Ford-Spoleti Holdings, Inc. (“FSH”) incorporated Annie’s Enchanted Gardens, Inc. (“AEG”); a 100% owned New York State Corporation, for the purpose of acquiring an existing business. At this time, AGE has not found a business that to acquire.

Note 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements include the accounts of Ford-Spoleti Holdings, Inc. and all of its controlled subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Construction Cost

Costs of renovating the property are significantly expanding the rental capacity of existing property. Costs are capitalized and amortized using the straight line method over the life of the property. The projected completion date for tenant renovations was scheduled for November 1, 2006, but was delayed. Depreciation was started on November 1, 2006.

Construction Interest

Interest costs during renovating the property are capitalized and amortized using the straight line method over the life of the new projected permanent mortgage starting November 1, 2006.

Impairment of long-lived assets

The Company follows Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) for its long-lived assets. The Company’s long-lived assets, included in discontinued operations, includes property and equipment, and deferred construction interest, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company determined that there were no impairments of long-lived assets as of April 30, 2007.

Assets and Liabilities of Business Held for Sale

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company classifies the assets and liabilities of a business as held for sale when management approves and commits to a formal plan of sale and it is probable that the sale will be completed. The carrying value of the net assets of the business held for sale are then recorded at the lower of their carrying value or fair market value, less costs to sell. As of April 30, 2007, the assets and liabilities associated with the Company’s Joint Venture were classified as held for sale.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date.

Fair Value of Financial Instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about Fair Value of Financial Instruments” (“SFAS No. 107”) for its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, accounts payable and accrued expenses and short-term borrowings approximate their fair values because of the short maturity of these instruments.

Net Loss Per Common Share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”). Basic and diluted net loss per common share has been calculated by dividing the net loss for the period by the basic and diluted weighted average number of common shares outstanding. There were no dilutive shares outstanding as of April 30, 2007 and 2006.

Revenue Recognition

The Company recognizes revenue from its customers on a monthly basis, when per the lease it supplies space in the property and the passage of time expires on a monthly basis.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) ”), as amended by SEC Release No. 33-8889 on February 1, 2008. Commencing with the Company’s Annual Report for the year ending April 30, 2009, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting. Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 “Fair Value Measurement” ("SFAS No. 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (“EITF Issue No. 07-3”) which is effective for fiscal years beginning after December 15, 2007.  EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized.  Such amounts will be recognized as an expense as the goods are delivered or the related services are performed.  The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007)“Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending June 30, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued FASB Statement No. 160“No-ncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending June 30, 2009 for all prospective business acquisitions.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $1,274,175 as of April 30, 2007 and had a net loss of $709,398 for the year ended April 30, 2007.

While the Company is attempting to increase revenues, the Company’s cash position may not be sufficient enough to support its daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 4 - RELATED PARTY TRANSACTIONS

The husband of the president of the Company has charged the Company administration fees for the fiscal years ended April 30, 2007 and 2006 in the sum of $38,750 and $ 17,109 respectively. Some of the administration fee has been charged to building improvements as they are for building permits to change the light industries classification to medical and office space use.

The brother of the president of the Company acquired a 5% interest in the Company’s 40% interest in a joint venture, in February, 2007 for $44,600.

Note 5 - NOTES

	2007	2006
Notes Payable
$ 30,000, 10%, Secured Note Payable ( a )	$ 30,000	$ 30,000
$ 30,000, 14%/18%,Secured Note Payable( b )	30,000	-
$ 50,000, 9%, Convertible Senior Secured Note ( c )	50,000	50,000
	$ 110,000	$ 80,000

Notes payable - officer
Ann T. Ford-Spoleti Note Payable ( d )	125,147	$ 128,345
Ann T. Ford-Spoleti Note Payable ( d )	400,000	400,000
	$ 525,147	$ 528,345

(a) The note is due on demand and has an interest rate of 18%, per annum. Subsequent to the year end, the Company has repaid $20,000 of the note.

(b) The loan was due on September 3, 2006 and had an interest rate of 14%, per annum. The note was extended to January 3, 2007 with interest increasing to 18%, per annum. The note is now payable on demand with $10,000 being paid subsequent to year end.

(c) The note was a two year note due on May 7, 2007. The note has an interest rate of 9%, per annum, payable in cash or common stock of the Company on a quarterly basis at the note holder’s option. The conversion rate is $ .50 per share for the life of the loan. The loan is secured by all the assets of the company.

The investor(s) shall receive one Class A warrant for every dollar invested exercisable at $ .25 for a one-year period. The lenders shall be afforded piggyback registration rights as to all stock underlying both the notes and the warrants.

(d) The notes are due on demand and have an interest rate of 10%, per annum.

Note 6 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts Payable and Accrued Expenses consisted of the following

		April 30,	April 30,
		2007	2006
Accounts	Payable	$140	$140
Accrued professional fees		56,113	-
Accrued officers salary payable		192,000	120,000
Accrued administrative expense		80,000	50,000
Accrued interest payable		140,003	76,343

Total Accounts Payable	$468,256	$246,483

Note 7 - STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 300,000,000 shares of common stock and 10,000,000 shares of preferred stock both having a par value of $0.001 per share.

Preferred Stock

The terms of the Preferred Stock, or any series thereof, may be determined from time to time by the Board of Directors. Such shares may be convertible into Common Stock and may have rank superior to the Common Stock in the payment of dividends, liquidation rights, voting and other rights, preferences and privileges. Future shares of Preferred Stock may be issued by the Company without submitting a proposal regarding the issuance of such shares to a vote of holders of Common Stock. The Company in the future could issue Preferred Stock in a situation designed to discourage a tender offer. The Company has no present plans to issue any shares of Preferred Stock.

The Company is authorized to issue 10,000,000 shares of Preferred Stock, with a par value of $0.01 per share.

On April 29, 2004 the Company received a subscription for 2,000,000 shares of Series A Preferred Stock for a $ 2,000,000 membership’s interest in the Fund. On December 12, 2007, the Fund cancelled its subscription agreement in exchange for receiving 25,000 shares of common stock, which the Company valued at $2,500 and charged to operations.

Upon its organization the Company issued 1,100,000 Class B Preferred Shares to Ann T. Ford-Spoleti for their par value of $0.001 per share or $1,100and 900,000 Class B Shares Preferred to Serendipitous Miracles, LLC. Mrs. Ford-Spoleti and her husband, Peter Spoleti, are the managers and sole equity holders of Serendipitous Miracles, LLC.

The Class B Preferred Stock is identical in respects to the common stock and votes with the common stock, except that each share of Class B Preferred Stock is entitled to 10 votes on all matters and is to be treated as ten shares of common stock with respect to any dividends and distributions.

Note 8 - COMMON STOCK

Holders of Common Stock are entitled to one vote per share.

On April 12, 2004, inception, the Company issued 31,450,000 shares of Common Stock at par value; included in these shares were 278,420 shares issued to Spoleti Development LLC in exchange for becoming a 100% owned subsidiary. Par value has been assigned to these shares and is treated as outstanding and in the treasury.

STOCK OPTION / WARRANTS

On April 24, 2004 the Company issued 2,000,000 Class A Common Stock Warrants at an excise price of $.10 per share, for a two year period, which expired on April 24, 2006. The Warrants were valued at a diminished dollar value based on the Black Sholes method.

COMPENSATION BENEFIT PLAN

Pursuant to an April, 2004 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2004 Compensation Benefit Plan (the “Plan”) whereby it reserved for issuance up to 2,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company with additional incentives by increasing their ownership interest in the Company. Directors, officers and other employees of the Company are eligible to participate in the Plan.

The Board of Directors of the Company designated Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion, the term of any option may not exceed 10 years

No options have been granted and outstanding under the Plan as of April 30, 2007.

Note 9 - JOINT VENTURE AGREEMENT

On October 20, 2005, Ford-Spoleti Holdings, Inc. (FSH) entered into a joint venture and co-ownership agreement with 140 Belle Mead LLC (LLC) for the property at 140 North Belle Mead Road in Setauket, New York.

The co-ownership will be owned 60% by 140 Belle Mead LLC (LLC) and 40% by Ford-Spoleti Holdings, Inc. (FSH).

Upon the execution of this agreement LLC received $70,000 for the construction management. LLC will be responsible for leasing the tenant spare and would be paid a leasing commission.

Note 10 - OPERATING AGREEMENT

On October 20, 2005, the Company entered into Management Agreement with Soundview Property Management, Inc. (“Managing Agent”) to provide the management and control of the day-to-day operations of the property, and the maintenance of the Property for a five (5) percent management fee.

Note 11 - JOINT VENTURE SHARE AGREEMENT

In February, 2007, Ford-Spoleti Holdings, Inc. (“FSH”) entered into a joint venture agreement with Future Five Inc. (“FFI”) as co-owners and tenants in common a 5% interest in FSH’s 40% interest in BMJV. The president of FFI is the brother of the president of the Company.

Note 12 - SUBSEQUENT EVENT

On September 28, 2007, the Company entered in to an agreement with 140 Belle Mead LLC for the sale of the Company’s equity interest in 140 Belle Mead Road to LLC for $725,000 and the assumption of all liabilities of the joint venture. LLC paid $250,000 upon the signing of the agreement and the balance of $475,000 remains unpaid.

On December 12, 2007, the Cross Capital Fund, LLC received 25,000 shares of common stock as payment for prior balances owed by the Company, which the Company valued at $2,500.

FORD-SPOLETI HOLDINGS, INC.

Consolidated Balance Sheets

	January 31,	April 30,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$121,027	$10,167
Receivables	476,500	5,500
Due from related party	991	991
Total Current Assets	598,518	16,658

Other assets	-	50

Investment in joint venture	-	202,295
TOTAL ASSETS	$598,518	$219,003

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$639,854	$468,256
Notes payable	100,000	110,000
Notes payable - officer	454,097	525,147
Total Current Liabilities	1,193,951	1,103,403

Minority interest	66,905	37,774
Total Liabilities	1,260,856	1,141,177

STOCKHOLDERS’ DEFICIT:
Preferred stock at $0.001 par value; 10,000,000 shares authorized
Series A Preferred stock at $0.001 par value; 2,000,000 shares designated; none issued or outstanding	-	-
Series B Convertible Preferred stock at $0.001 par value; 2,000,000 shares issued and outstanding	2,000	2,000
Common stock at $0.001 par value; 300,000,000 shares authorized; 31,475,000 shares issued and outstanding	31,475	31,450
Additional paid-in capital	321,303	318,828
Accumulated deficit	(1,016,838)	(1,274,174)
Less treasury stock, 278,420 shares	(278)	(278)
Total Stockholders’ Deficit	(662,338)	(922,174)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$598,518	$219,003

See accompanying notes to the consolidated financial statements.

FORD-SPOLETI HOLDINGS, INC.

Consolidated Statements of Operations

For the Nine Months Ended January 31, 2008 and 2007

(Unaudited)

	2008	2007

Operating expenses:
Officers’ compensation	$ 54,000	$ 54,000
Selling, general and administrative	182,598	36,298
Loss from operations	236,598	90,298

Other income (expense):
Interest expense, net	(59,564)	(50,478)
Equity in gain (loss) of joint venture	(123,100)	78,782
Gain on sale of joint venture	705,729	-
Total other income (expense)	523,065	28,304

Income (loss) before minority interest	286,467	(61,994)

Minority interest	(29,131)	-
Net income ( loss)	$ 257,336	$ (61,994)
Net income (loss) per common share – basic and diluted	$ (0.02)	$ (0.00)

Weighted average number of common shares outstanding – basic and diluted	31,450,136	31,450,000

See accompanying notes to the consolidated financial statements.

FORD-SPOLETI HOLDINGS, INC.

Consolidated Statements of Cash Flows

For the Nine Months Ended January 31, 2008 and 2007

(Unaudited)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 257,336	$ (61,994)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Income) loss from joint venture	123,100	(78,782)
(Gain) on sale of joint venture	(238,729)	-
Minority interest in earnings of consolidated entities	29,131	-
Changes in assets and liabilities:
(Increase) decrease in receivables	4,000	(5,500)
Increase in due from related party	-	(991)
Decrease in other assets	50	4,345
Increase in accounts payable and accrued expenses	171,598	126,504
Net Cash Provided by (Used in) Operating Activities	346,486	(16,418)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans from officer	5,000	13,094
Repayments to officer	(76,050)	(10,596)
Proceeds from loans	-	50,000
Repayments of loans	(10,000)	(39,500)
Sale of joint venture	(154,576)	-
Net Cash Provided by (Used in) Financing Activities	(235,626)	12,998

INCREASE (DECREASE) IN CASH	110,860	(3,420)

CASH AT BEGINNING OF PERIOD	10,167	4,830
CASH AT END OF PERIOD	$ 121,027	1,410

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Interest	$ -	$ 1,400

See accompanying notes to the consolidated financial statements.

Ford-Spoleti Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

January 31, 2008 and 2007

(Unaudited)

Note 1 - BASIS OF PRESENTATION

The accompanying interim financial statements for the nine-month periods ended January 31, 2008 and 2007 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form 10, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Note 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At January 31, 2008, the Company has limited financial resources, has not established a source of equity or debt financing, has negative working capital and a stockholders’ deficit. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

While the Company is attempting to increase revenues, the Company’s cash position may not be sufficient enough to support its daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 3 - STOCKHOLDERS’ DEFICIT

On April 29, 2004 the Company received a subscription for 2,000,000 shares of Series A Preferred Stock for a $ 2,000,000 membership’s interest in the Fund. On December 12, 2007, the Fund cancelled its subscription agreement in exchange for receiving 25,000 shares of common stock, which the Company valued at $2,500 and charged to operations.

Note 4 - SALE OF JOINT VENTURE

On September 28, 2007, the Company entered in to an agreement with 140 Belle Mead LLC for the sale of the Company’s equity interest in 140 Belle Mead Road to LLC for $725,000 and the assumption of all liabilities of the joint venture. LLC paid $250,000 upon the signing of the agreement and the balance of $475,000 remains unpaid.

SIGNATURES

Pursuant tot the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 13, 2008, Setauket, NY

Ford-Spoleti Holdings, Inc.

By: /s/ Ann T. Ford-Spoleti

Ann T. Ford-Spoleti, President
(Principal Executive, Financial and Accounting Officer